EXHIBIT 23


                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44826, 33-49881 and 33-57533); the Prospectuses constituting part of the Registration Statements on Form S-4 (Nos. 33-43125 and Post-Effective Amendment No. 1 thereto, and 33-55145 and Post-Effective Amendment No. 1 thereto); and the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-91958; 2-73761; 2-80406 and Post-Effective Amendments No. 1, 2, 3 and 4 thereto; No. 33-43125 and Post-Effective Amendment No. 1 thereto, originally filed on Form S-4 (No. 33-43125); No. 33-55145 and Post-Effective Amendment No. 1 thereto, originally filed on Form S-4 (No. 33-55145); No. 33-45279 and No. 33-48883) of NationsBank Corporation of our report dated January 13, 1995, which appears in Exhibit 28.2 to the Current Report on Form 8-K dated March 20, 1995.




PRICE WATERHOUSE LLP
Charlotte, North Carolina
March 20, 1995